QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.40

AMENDMENT NO. 7 TO LOAN AGREEMENT

        THIS AMENDMENT NO. 7 TO LOAN AGREEMENT (this "Amendment"), dated and effective as of December 19, 2008, is entered into by and between Union Bank of California, N.A. ("Bank") and Crocs, Inc., a Delaware corporation ("Borrower"), with reference to the following facts:

RECITALS

        A.    Borrower and Bank are parties to that certain Loan Agreement, dated as of May 8, 2007 (as heretofore amended, the "Loan Agreement"), pursuant to which Bank has provided Borrower with certain credit facilities.

        B.    Borrower has requested that Bank amend the Loan Agreement as set forth below.

        C.    Bank is willing to grant such amendment on the terms and conditions set forth below.

        NOW THEREFORE, in consideration of the amendment and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

        1.     Initially capitalized terms used in this Amendment (including without limitation in the recitals hereto) without definition shall have the respective meanings given thereto in the Loan Agreement.

        2.     The sentence in Section 1.1.1 of the Loan Agreement which reads as follows: "The Committed Loan shall be repaid on or before December 31, 2008, at which time all unpaid principal and interest on the Committed Loan shall be due and payable," hereby is amended and restated in its entirety to read as follows: "The Committed Loan shall be repaid on or before February 16, 2009, at which time all unpaid principal and interest on the Committed Loan shall be due and payable."

        3.     Bank shall refer to Borrower two (2) consultants for the purpose of verifying Borrower's cash flow and borrowing base projections; Borrower shall, at Borrower's expense, engage one (1) such consultant no later than January 12, 2009, and such consultant shall deliver to Bank, in form and content reasonably acceptable to Bank, verification of Borrower's cash flow and borrowing base projections, by no later than February 10, 2009.

        4.     Borrower shall, at Borrower's expense, engage Great American Appraisal no later than January 5, 2009, and Great American shall deliver to Bank, in form and content reasonably acceptable to Bank, an appraisal of Borrower's domestic inventory, by no later than February 10, 2009.

        5.     Bank hereby suspends Borrower's delivery to Bank of Borrower's projected weekly cash flow statement and borrowing base certificate otherwise due for the last two (2) weeks of December, 2008, until January 5, 2009, at which time Borrower shall deliver the same to Bank. Such projections and borrowing base certificate shall be in form and content reasonably acceptable to Bank.

        6.     The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

          (a)   Bank shall have received an original of this Amendment, duly executed by Borrower; and

          (b)   Bank shall have received an original of that certain Intellectual Property Security Agreement, in form and content reasonably acceptable to Bank, duly executed by Borrower; and

          (c)   Borrower shall have executed and delivered to Bank an amended and restated Committed Note and such other documents and instruments as Bank may reasonably request; and

          (d)   Borrower shall have paid Bank all legal fees and expenses incurred in connection with this Amendment, which may be debited from any of Borrower's accounts with Bank.

        7.     All representations and warranties made in the Loan Agreement or in any other documents or instruments relating thereto, including without limitation any Loan Documents furnished in connection with this Amendment, after giving effect to this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and nothing shall affect the representations and warranties or the right of Bank to rely thereon.

        8.     Borrower is not aware of any events which now constitute, or with the passage of time or the giving of notice, or both, would constitute, an Event of Default under the Loan Agreement as amended by this Amendment.

        9.     The Loan Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms of this Amendment, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

        10.   The Loan Agreement and the other Loan Documents remain in full force and effect and Borrower herby ratifies and confirms its agreements and covenants contained therein. Borrower hereby confirms that, after giving effect to this Amendment, no Event of Default exists as of the date hereof.

        11.   Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        12.   THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

        13.   This Amendment is binding upon and shall inure to the benefit of Bank and Borrower and their respective successors and assigns; provided that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank.

        14.   This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

        15.   THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN BANK AND BORROWER AS TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BANK AND BORROWER.

[Balance of Page Intentionally Left Blank]

2

        IN WITNESS WHEREOF, the parties hereto have entered into this Amendment by their respective duly authorized officers as of the date first above written.

CROCS, INC.

By:	/s/ RUSS HAMMER
Printed Name:	Russ Hammer
Title:	Chief Financial Officer

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ JON STRAYER
Printed Name:	Jon Strayer
Title:	SVP

[Signature Page to Amendment No. 7 to Loan Agreement]

Acknowledged and Agreed:

JPMORGAN CHASE BANK, NA

By:	/s/ BRIAN MCDOUGAL
Printed Name:	Brian McDougal
Title:	Vice President

[Acknowledgement Page to Amendment No. 7 to Loan Agreement]

INTELLECTUAL PROPERTY SECURITY AGREEMENT

        This Intellectual Property Security Agreement (the "Agreement") is made as of December 19, 2008, by and between Crocs, Inc., a Delaware corporation ("Grantor"), and Union Bank, N.A. (formerly known as Union Bank of California, N.A.; "Secured Party").

RECITALS

        A.    Secured Party has agreed to make certain advances of money and to extend certain financial accommodations to Grantor (the "Loans") in the amounts and manner set forth in that certain Loan Agreement, dated as of May 8, 2007 (as amended from time to time, including by that certain Amendment No. 7 to Loan Agreement of even date herewith, the "Loan Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement)

        B.    Secured Party is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Secured Party a security interest in all of Grantor's right title, and interest in, to and under all of the Collateral whether presently existing or hereafter acquired.

  NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

        1.     Grant of Security Interest.    As collateral security for the prompt and complete payment and performance of all of Grantor's present or future indebtedness, obligations and liabilities to Secured Party, Grantor hereby grants a security interest and mortgage to Secured Party, as security, in and to Grantor's entire right, title and interest in, to and under all of its intellectual property, including without limitation the following (all of which shall collectively be called the "Collateral"):

          (a)   Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

          (b)   Any and all design rights which may be available to Grantor now or hereafter existing, created, acquired or held;

          (c)   All patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations in part of the same, including without limitation the patents and patent applications set forth on Exhibit A attached hereto (collectively, the "Patents");

          (d)   Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit B attached hereto (collectively, the "Trademarks");

          (e)   Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

          (f)    All licenses or other rights to use any of the Trademarks or Patents, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

          (g)   All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

          (h)   All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing. Secured Party understands and agrees that Grantor may from time to time abandon or fail to renew elements of the Collateral for reasons that are in the best interest of the company and its business as determined in Grantor's good faith business judgment. Such Collateral will be, upon written request from and at the sole expense of Grantor, released as Collateral by Secured Party without penalty to Grantor.

        2.     Covenants and Warranties.    Grantor represents, warrants, covenants and agrees as follows:

          (a)   Grantor or its subsidiaries are now the sole owner of the Collateral, except for licenses granted by Grantor and or its corporate subsidiary entities to its customers in the ordinary course of business;

          (b)   Except as set forth in the Schedule, Grantor's rights as a licensee of intellectual property do not give rise to more than five percent (5%) of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service;

          (c)   Performance of this Agreement does not conflict with or result in a breach of any agreement to which Grantor is party or by which Grantor is bound;

          (d)   During the term of this Agreement, Grantor will not transfer or otherwise encumber any interest in the Collateral, except for licenses granted by Grantor to its affiliated entities or in the ordinary course of business or as set forth in this Agreement;

          (e)   To its knowledge, except as set forth on the schedule attached hereto, each of the Patents is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Collateral violates the rights of any third party;

          (f)    Grantor shall deliver to Secured Party within thirty (30) days of the last day of each fiscal quarter, a report signed by Grantor, in form reasonably acceptable to Secured Party, listing any applications or registrations that Grantor has made or filed in respect of any patents or trademarks and the status of any outstanding applications or registrations and a list of any patents or trademarks that have been abandoned or have not been renewed. Grantor shall promptly advise Secured Party of any material change in the composition of the Collateral, including but not limited to any subsequent ownership right of the Grantor in or to any Trademark or Patent not specified in this Agreement;

          (g)   Except as otherwise specifically set forth herein, Grantor shall use commercially reasonable efforts (including consistent with Grantor's past practice) to (i) protect, defend and maintain the validity and enforceability of the Trademarks and Patents (ii) detect infringements of the Trademarks and Patents and promptly advise Secured Party in writing of material infringements detected and (iii) not allow any Trademarks or Patents to be abandoned, forfeited or dedicated to the public without the written consent of Secured Party, which shall not be unreasonably withheld;

        2.2   Grantor shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office those registerable intellectual property rights now owned or hereafter developed or acquired by Grantor to the extent that Grantor, in its reasonable business judgment, deems it appropriate to so protect such intellectual property rights;

        2.3   Grantor shall, on a quarterly basis, give Secured Party written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any;

        2.4   Secured Party may audit the Collateral to confirm compliance with this Section, provided such audit may not occur more often than twice per year, unless an Event of Default has occurred and is continuing;

        2.5   This Agreement creates, and in the case of after acquired Collateral, this Agreement will create at the time Grantor first has rights in such after acquired Collateral, in favor of Secured Party a valid and perfected first priority security interest in the Collateral in the United States securing the payment and performance of the obligations evidenced by the Loan Documents;

        2.6   All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Grantor with respect to the Collateral is accurate and complete in all material respects;

        2.7   Grantor shall not enter into any agreement that would materially impair or conflict with Grantor's obligations hereunder without Secured Party's prior written consent, which consent shall not be unreasonably withheld. Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantor's rights and interests in any property included within the definition of the Collateral acquired under such contracts; and

        2.8   Upon any executive officer of Grantor obtaining actual knowledge thereof, Grantor will promptly notify Secured Party in writing of any event that materially adversely affects the value of any Collateral, the ability of Grantor to dispose of any Collateral or the rights and remedies of Secured Party in relation thereto, including the levy of any legal process against any of the Collateral.

        3.     Secured Party's Rights.    Secured Party shall have the right, but not the obligation, to take, at Grantor's sole expense, any actions that Grantor is required under this Agreement to take but which Grantor fails to take, after fifteen (15) days' notice to Grantor. Grantor shall reimburse and indemnify Secured Party for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this section 3.

        4.     Inspection Rights.    Grantor hereby grants to Secured Party and its employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable written notice to Grantor, any of Grantor's plants and facilities that manufacture, install or store products (or that have done so during the prior six month period) that are sold utilizing any of the Collateral, and to inspect the products and quality control records relating thereto upon reasonable written notice to Grantor and as often as may be reasonably requested.

        5.     Further Assurances; Attorney in Fact.

          (a)   On a continuing basis, Grantor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Secured Party, to perfect Secured Party's security interest in all Patents and Trademarks and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to Secured Party the grant or perfection of a security interest in all Collateral.

          (b)   Grantor hereby irrevocably appoints Secured Party as Grantor's attorney in fact, with full authority in the place and stead of Grantor and in the name of Grantor, from time to time in Secured Party's discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including (i) to modify, in its sole discretion, this Agreement without first obtaining Grantor's approval of or signature to such modification by amending Exhibit A and Exhibit B , hereof, as appropriate, to include reference to any right, title or interest in any Trademarks or Patents acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Trademarks or Patents in which Grantor no longer has or claims any right, title or interest, (ii) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Grantor where permitted by law and (iii) after the occurrence of an Event of Default, to transfer the Collateral into the name of

  Secured Party or a third party to the extent permitted under the California Uniform Commercial Code.

        6.     Events of Default.    The occurrence of any of the following shall constitute an Event of Default under the Agreement:

          (a)   An Event of Default occurs under the Loan Agreement; or

          (b)   Grantor breaches any warranty or agreement made by Grantor in this Agreement and, as to any breach that is capable of cure, Grantor fails to cure such breach within five (5) days of the earlier of (x) Grantor's knowledge or (y) Secured Party's notice to Grantor, of the occurrence of such breach.

        7.     Remedies.    Upon the occurrence and continuance of an Event of Default, Secured Party shall have the right to exercise all the remedies of a secured party under the California Uniform Commercial Code, including without limitation the right to require Grantor to assemble the Collateral and any tangible property in which Secured Party has a security interest and to make it available to Secured Party at a place designated by Secured Party. Secured Party shall have a nonexclusive, royalty free license to use the Trademarks and Patents to the extent reasonably necessary to permit Secured Party to exercise its rights and remedies upon the occurrence of an Event of Default. Grantor will pay any expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with the exercise of any of Secured Party's rights hereunder, including without limitation any expense incurred in disposing of the Collateral. All of Secured Party's rights and remedies with respect to the Collateral shall be cumulative.

        8.     Indemnity.    Grantor agrees to defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement.

        9.     Course of Dealing.    No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

        10.   Attorneys' Fees.    If any action relating to this Agreement is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements.

        11.   Amendments.    This Agreement may be amended only by a written instrument signed by both parties hereto.

        12.   Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

        13.   GOVERNING LAW; VENUE.    EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN SAN DIEGO COUNTY, CALIFORNIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND BANK PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT BANK,

AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF SAN DIEGO COUNTY, CALIFORNIA; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BANK FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT FOR THE BENEFIT OF ITSELF AND LENDERS. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THE LOAN AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

        14.   DISPUTES.    TO THE EXTENT PERMITTED BY LAW, IN CONNECTION WITH ANY CLAIM, CAUSE OF ACTION, PROCEEDING OR OTHER DISPUTE CONCERNING THE LOAN DOCUMENTS (EACH A "CLAIM"), THE PARTIES TO THIS AGREEMENT EXPRESSLY, INTENTIONALLY, AND DELIBERATELY WAIVE ANY RIGHT EACH MAY OTHERWISE HAVE TO TRIAL BY JURY. IN THE EVENT THAT THE WAIVER OF JURY TRIAL SET FORTH IN THE PREVIOUS SENTENCE IS NOT ENFORCEABLE UNDER THE LAW APPLICABLE TO THIS AGREEMENT, THE PARTIES TO THIS AGREEMENT AGREE THAT ANY CLAIM, INCLUDING ANY QUESTION OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE STATE LAW APPLICABLE TO THIS AGREEMENT. THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE COURT SHALL APPOINT THE REFEREE. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS PARAGRAPH SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY, UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS PARAGRAPH. THE PARTIES ACKNOWLEDGE THAT IF A REFEREE IS SELECTED TO DETERMINE THE CLAIMS, THEN THE CLAIMS WILL NOT BE DECIDED BY A JURY.

[Balance of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Address of Grantor:	GRANTOR

6328 Monarch Park Place Niwot, Colorado 80503	CROCS, INC.

Attn: Mike Kruteck	By:	/s/ RUSS HAMMER
	Its:	Russ Hammer, CFO

Address of Secured Party:	SECURED PARTY

530 B Street, 4th Floor San Diego, California 92101	UNION BANK, N.A.

Attn: Jon Strayer	By:	/s/ JON STRAYER
	Its:	Jon Strayer, SVP

[Signature Page to Intellectual Property Security Agreement]

EXHIBIT A

Patents

	Description	App. No.	App. Date	Patent No.	Issue Date
1.	(SMALL) OPEN SHOE, SUCH AS A SLIPPER, SANDAL AND THE LIKE	11/124,048	5/9/2005	7,367,142	5/6/2008
2.	ALL PURPOSE NUBBED CLEAT FOR SHOES AND OTHER NON-SLIP APPLICATIONS	08/882,516	6/25/1998	5,860,228	1/19/1999
3.	ALL TERRAIN SPIKE	29/040,047	1/16/1996	D375,192	11/5/1996
4.	Breathable Footwear Pieces			6,993,858	2/7/2006
5.	CLEAT ASSEMBLY FOR SHOES	08/768,846	12/18/1996	5,848,482	12/15/1998
6.	ELASTOMERIC FASTENER	11/530,005	9/7/2006
7.	FASTENER	29/289,779	7/31/2007
8.	FASTENER	29/289,789	7/31/2007
9.	FOOTWEAR	29/206,427	5/28/2004	D517,789	3/28/2006
10.	FOOTWEAR	29/254,474	2/23/2006	D547,540	7/31/2007
11.	FOOTWEAR	29/283,855	8/24/2007
12.	FOOTWEAR	29/328,528	11/25/2008
13.	FOOTWEAR (Adara)	29/282,751	7/27/2007
14.	FOOTWEAR (Axis)	29/306,958	4/18/2008
15.	FOOTWEAR (Axis)	29/326,323	10/15/2008
16.	FOOTWEAR (Baya)	29/282,760	7/27/2007
17.	FOOTWEAR (Celeste)	29/282,583	7/24/2007
18.	FOOTWEAR (CHUBB HYBRID)	29/246,178	3/9/2006	D564,206	3/18/2008
19.	FOOTWEAR (Crocstyle Flip ll—Ithaca)	29/275,178	12/15/2006	D578,279	10/14/2008
20.	FOOTWEAR (Crocstyle Slide ll—Cleo)	29/275,176	12/15/2006	D576,387	9/9/2008
21.	FOOTWEAR (Electro I)	29/306,957	4/18/2008
22.	FOOTWEAR (Electro II)	29/326,324	10/15/2008
23.	FOOTWEAR (Golf Shoe)	29/298,228	11/30/2007
24.	FOOTWEAR (Hybrid Flip Men's ll—Crete)	29/275,180	12/15/2006	D576,388	9/9/2008
25.	FOOTWEAR (Hybrid Flip Women's ll—Capri)	29/275,181	12/15/2006	D576,389	9/9/2008
26.	FOOTWEAR (Kid's Hydro ll—Crocling)	29/275,191	12/15/2006	D584,037	1/6/2009
27.	FOOTWEAR (Lena—Final Prototype)	29/302,587	1/18/2008
28.	FOOTWEAR (Lexi—Final Prototype)	29/302,586	1/18/2008
29.	FOOTWEAR (Mammoth)	29/280,317	5/23/2007
30.	FOOTWEAR (Mary Jane)	29/246,201	3/20/2006	D564,207	3/18/2008
31.	FOOTWEAR (Men's Slide Hybrid ll—Sobek)	29/275,189	12/15/2006	D576,390	9/9/2008
32.	FOOTWEAR (Mist—Final Prototype)	29/302,590	1/18/2008
33.	FOOTWEAR (Nadia—Final Prototype))	29/302,592	1/18/2008
34.	FOOTWEAR (Nanook—Final Prototype)	29/302,588	1/18/2008
35.	FOOTWEAR (No Holes)	29/206,450	5/28/2004	D517,790	3/28/2006
36.	FOOTWEAR (OFF ROAD II)	29/251,384	1/6/2006	D564,208	3/18/2008
37.	FOOTWEAR (Otter)	29/282,763	7/27/2007
38.	FOOTWEAR (Plunge—Final Prototype)	29/302,591	1/18/2008
39.	FOOTWEAR (PRIMA)	29/251,383	1/6/2006	D571,548	6/24/2008
40.	FOOTWEAR (PROFESSIONAL)	29/244,661	12/8/2005	D575,499	8/26/2008
41.	FOOTWEAR (Rally I)	29/306,953	4/18/2008
42.	FOOTWEAR (SCUTES)	29/251,329	1/6/2006	D563,082	3/4/2008
43.	FOOTWEAR (Snowmass Sole)	29/252,517	1/23/2006	D556,438	12/4/2007
44.	FOOTWEAR (Snowmass)	29/252,526	1/23/2006	D557.006	12/11/2007
45.	FOOTWEAR (Specialist)	29/280,627	6/3/2007
46.	FOOTWEAR (Velocity)	29/282,762	7/27/2007
47.	FOOTWEAR (Wedge ll—Sassari)	29/275,183	12/15/2006	D575,943	9/2/2008
48.	FOOTWEAR (Women's Slide Hybrid ll—Patra)	29/275,188	12/15/2006	D575,942	9/2/2008
49.	FOOTWEAR (Yucatan)	29/282,764	7/27/2007
50.	Footwear Pieces			7,146,751	12/12/2006
51.	FOOTWEAR SOLE	29/228,429	4/22/2005
52.	FOOTWEAR UPPER	29/226,792	3/31/2005	D549,434	8/28/2007
53.	FOOTWEAR UPPER	29/226,856	3/31/2005	D550,441	9/11/2007
54.	FOOTWEAR UPPER	29/226,870	3/31/2005	D525,419	7/25/2006
55.	FOOTWEAR UPPER	29/228,428	4/22/2005	D543,681	6/5/2007
56.	FOOTWEAR UPPER	29/243,850	11/30/2005	D543,341	5/29/2007
57.	FOOTWEAR UPPER (ALL TERRAIN HYBRID)	29/251,316	1/6/2006	D564,743	3/25/2008
58.	FOOTWEAR UPPER (CHUBB)	29/241,490	10/26/2005	D564,205	3/18/2008
59.	HIGH TOP SANDAL UPPER	29/086,356	4/10/1998	D405,949	2/23/1999
60.	MANUFACTURING AND MARKETING METHOD FOR ACCESSORIZING SHOES	11/408,130	4/20/2006
61.	MOLDED FOAM RECEPTACLE WITH MOLDED FOAM JAW OPENING	61/110,846	11/3/2008

	Description	App. No.	App. Date	Patent No.	Issue Date
62.	MULTI-FUNCTIONAL CARRIER FOR CARRYING ITEMS (Crocs-a-Dial)	12/185,059	8/1/2008
63.	PHONE CASE (CROCS-A- DIAL)	29/303,882	2/19/2008
64.	RUNNING SANDAL	10/644,126	8/20/2003	7,121,020	10/17/2006
65.	RUNNING SANDAL	11/438,908	5/22/2006	7,320,188	1/22/2008
66.	Running Sandal			7,320,188	1/22/2008
67.	SANDAL STRAP SYSTEM	11/970,058	1/7/2008
68.	SANDAL SYSTEM FOR ATHLETIC ACTIVITES	10/652,410	8/29/2003	7,055,265	6/6/2006
69.	SANDAL UPPER	29/058,452	8/15/1996	D387,893	12/23/1997
70.	SANDAL UPPER	29/071,106	5/21/1997	D392,453	3/24/1998
71.	SANDAL WITH RESILIENT CLAW SHAPED CLEATS	09/576,747	5/23/2000	6,295,742	10/2/2001
72.	SANDAL WITH TOE GUARD	09/657,729	9/8/2000	6,493,965	12/17/2002
73.	SANDAL WITH X-CROSS WEAVE STRAPS	09/136,494	8/19/1998	6,052,920	4/25/2000
74.	SANDALS WITH ADJUSTABLE CENTER POST ASSEMBLIES	11/708,852	2/20/2007
75.	SHOE ACCESSORY	29/258,148	4/17/2006	D554,847	11/13/2007
76.	SHOE SOLE	29/058,697	8/21/1996	D390,347	2/10/1998
77.	SHOE SPIKE	29/070,581	5/12/1997	D396,949	8/18/1998
78.	SHOES HAVING LIGHTWEIGHT SOLE ASSEMBLIES AND METHODS FOR MANUFACTURING SUCH ASSEMBLIES	61/057,771	5/30/2008
79.	SYSTEM AND METHOD FOR SECURING ACCESSORIES TO WEARABLE ITEMS	11/737,649	7/7/2006
80.	SYSTEMS AND METHODS FOR CUSTOMIZING SHOES WITH ELASTOMERIC FASTENERS	61/103,504	10/7/2008
81.	SYSTEMS AND METHODS FOR DISPLAY OR COLLECTION OF DECORATIVE ACCESSORIES	12/199,634	8/27/2008
82.	SYSTEMS AND METHODS FOR SHOE CONSTRUCTION	12/037,814	2/26/2008
83.	TOE GUARD	29/131/324	10/17/2000	D440,754	4/24/2001
84.	VENTILATED TOE GUARD FOR SANDALS	29/162,734	6/18/2002	D489,524	5/11/2004

EXHIBIT B

Trademarks

	Description	Serial Number	Filing Date
1.	BEACH	78/636,356	5/24/2005
2.	BITE	75/028,825	11/20/1995
3.	BITE	78/174,782	10/15/2002
4.	BITE GOLF	78/078,536	8/9/2001
5.	CROC-A-DOODLES	77/197,229	6/4/2007
6.	CROCS	76/520,746	5/27/2003
7.	CROCS	78/645,937	6/8/2005
8.	CROCS	78/857,086	4/7/2006
9.	CROCS	77/194,912	5/31/2007
10.	CROCS CARES	77/194,907	5/31/2007
11.	CROCS FOR A CAUSE	77/194,910	5/31/2007
12.	CROCS LOCK	77/105,599	2/12/2007
13.	CROCS Logo	78/636,674	5/25/2005
14.	CROCS Logo	77/335,228	11/21/2007
15.	CROCS ORTHO	78/642,974	6/3/2005
16.	CROCSBUTTER	78/693,878	8/16/2005
17.	CROCSKIN	78/588,872	3/16/2005
18.	CROCSRX	78/727,760	10/6/2005
19.	CROCSRX	78/765,325	12/2/2005
20.	CROCSRX Logo	78/765,373	12/2/2005
21.	CROCSRX Logo	78/765,382	12/2/2005
22.	CROCSSTYLE	78/465,359	8/10/2004
23.	CROSLITE	78/693,873	8/16/2005
24.	CROSLITE AG+	78/857,082	4/7/2006
25.	CROSLITE and Molecule Logo	78/765,338	12/2/2005
26.	Croslite Logo	78/765,359	12/2/2005
27.	CROSLITE RT	77/146,388	4/2/2007
28.	Design of Flame	77/975,447	12/28/2006
29.	FURY	77/072,824	12/28/2006
30.	FURY and Design	78/597,376	3/29/2005
31.	GOLACES	77/231,530	7/17/2007
32.	GoLaces Logo	77/204,594	6/13/2007
33.	JIBBITZ	78/771,256	12/12/2005
34.	JIBBITZ	77/086,355	1/19/2007
35.	JIBBITZ	77/086,366	1/19/2007
36.	JIBBITZ	77/086,369	1/19/2007
37.	JIBBITZ	77/086,370	1/19/2007
38.	JIBBITZ	77/221,870	7/3/2007
39.	JIBBITZ & Design	78/771,251	12/12/2005
40.	JIBBITZ & Design (Black & White)	77/221,873	7/3/2007
41.	JIBBITZ & Design (Color)	78/771,254	12/12/2005
42.	LIVE. PROTECT. RESPECT.	77/117,003	2/27/2007
43.	MAMBAZ	77/975,221	1/30/2007
44.	MAMBAZ and Design	77/975,220	1/30/2007
45.	OCEAN CUSTODIAN	78/688,672	8/9/2005
46.	OCEAN MINDED	75/322,835	7/11/1997
47.	OCEAN MINDED	77/636,065	12/18/2008
48.	OCEAN MINDED	77/636,092	12/18/2008
49.	ORTHOLINER	78/187,412	11/21/2002

	Description	Serial Number	Filing Date
50.	ORTHOSPORT	78/174,717	10/15/2002
51.	ORTHOSPORT	78/174,718	10/15/2002
52.	PREPAIR	77/635,449	12/17/2008
53.	RETROFIT	77/048,599	11/21/2006
54.	RT Molecule Logo	77/146,410	4/2/2007
55.	Scales Design	77/144,169	3/29/2007
56.	SLIP 'EM ON AND GO.	77/221,992	7/3/2007
57.	SO, THAT'S WHAT THE HOLES ARE FOR!	78/858,716	4/11/2006
58.	SOLESUNITED	77/144,161	3/29/2007
59.	SOLESUNITED and Design	77/144,163	3/29/2007
60.	Tail Logo	77/095,095	1/30/2007
61.	THE CROCS FOUNDATION	77/194,906	5/31/2007
62.	WEAR A PAIR, SHARE A PAIR	77/501,809	6/18/2008
63.	XGOLF	75/291,152	5/13/1997
64.	YOU BY CROCS	77/975,296	2/21/2007
65.	YOU BY CROCS Stylized	77/975,297	4/11/2007

SCHEDULE TO IP SECURITY AGREEMENT

Patent No. D517,789

[UNION BANK LOGO]	COMMERCIAL PROMISSORY NOTE (REFERENCE RATE)

Debtor Name Crocs, Inc., a Delaware Corporation

Debtor Address 6328 Monarch Park Place Niwot, CO 80503	Office 40061	Loan Number 163-151-024-2
	Maturity Date February 16, 2009	Amount $22,421,500.00

$22,421,500.00	Date December 19, 2008

FOR VALUE RECEIVED, the undersigned ("Debtor") promises to pay to the order of UNION BANK OF CALIFORNIA, N.A. ("Bank"), as indicated below, the principal sum of TWENTY TWO MILLION FOUR HUNDRED TWENTY ONE THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($22,421,500.00), together with interest on the balance of such principal from time to time outstanding at the per annum rate or rates and at the times set forth below.

At any time prior to the maturity of this note, subject to the provisions of paragraph 5, below, Debtor may repay but not reborrow hereunder so long as the total outstanding at any one time does not exceed the maximum amount then available to be borrowed hereunder as set forth above or in paragraph 1, below.

1.    PAYMENTS.    Debtor shall pay all principal and accrued but unpaid interest on February 16, 2009 (the "Termination Date"). Should interest not be paid when due it shall become part of the principal and bear interest as herein provided. If any interest rate defined in this note ceases to be available for any reason, then said interest rate shall be replaced by the rate then offered by Bank which, in the sole discretion of Bank, most closely approximates the unavailable rate.

Debtor shall pay all amounts due under this note in lawful money of the United States to Bank at P.O. Box 30115, Los Angeles, CA 90030-0115, or at such other office as may be designated by Bank from time to time.

2.    INTEREST RATE.

  (a)    VARIABLE INTEREST RATE.    All principal outstanding hereunder shall bear interest at a rate per annum equal to nine percent (9.0%) in excess of the Reference Rate, which rate shall vary as and when the Reference Rate changes.

  (b)    INTEREST RATE COMPUTATIONS.    All computations of interest under this note shall be made on the basis of a year of 360 days for actual days elapsed.

3.    LATE PAYMENTS.    If any payment required by the terms of this note shall remain unpaid ten days after same is due, at the option of Bank, Debtor shall pay a fee of $100 to Bank.

4.    INTEREST RATE FOLLOWING DEFAULT.    In the event of default, at the option of Bank, and, to the extent permitted by law. interest shall be payable on the outstanding principal under this note at a per annum rate equal to five percent (5%) in excess of the interest rate specified in paragraph 2(b), above, calculated from the date of default until all amounts payable under this note are paid in full.

5.    PREPAYMENT.

  (a)    Amounts outstanding under this note bearing interest at a rate based on the Reference Rate may be prepaid in whole or in part at any time, without penalty or premium.

  (b)    All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal. A determination by Bank as to the prepayment fee amount, if any, shall be conclusive.

  (c)    Bank shall provide Debtor a statement of the amount payable on account of prepayment.

  DEBTOR INITIAL HERE:    RH

6.    DEFAULT AND ACCELERATION OF TIME FOR PAYMENT.    Default shall include, but not be limited to, any of the following: (a) the failure of Debtor to make any payment required under this note when due; (b) any breach, misrepresentation or other default by Debtor, any guarantor, co-maker, endorser, or any person or entity other than Debtor providing security for this note (hereinafter individually and collectively referred to as the "Obligor") under any security agreement, guaranty or other agreement between Bank and any Obligor; (c) the insolvency of any Obligor or the failure of any Obligor generally to pay such Obligor's debts as such debts become due; (d) the commencement as to any Obligor of any voluntary or involuntary proceeding under any laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief; (e) the assignment by any Obligor for the benefit of such Obligor's creditors; (f) the appointment, or commencement of any proceeding for the appointment of a receiver, trustee, custodian or similar official for all or substantially all of any Obligor's property; (g) the commencement of any proceeding for the dissolution or liquidation of any Obligor; (h) the termination of existence or death of any Obligor; (i) the revocation of any guaranty or subordination agreement given in connection with this note; (j) the failure of any Obligor to comply with any order, judgment, injunction, decree, writ or demand of any court or other public authority; (k) the filing or recording against any Obligor, or the property of any Obligor, of any notice of levy, notice to withhold, or other legal process for taxes other than property taxes; (1) the default by any Obligor personally liable for amounts owed hereunder on any obligation concerning the borrowing of money; (m) the issuance against any Obligor, or the property of any Obligor, of any writ of attachment, execution, or other judicial lien; or (n) the deterioration of the financial condition of any Obligor which results in Bank deeming itself, in good faith, insecure. Upon the occurrence of any such default, Bank, in its discretion, may cease to advance funds hereunder and may declare all obligations under this note immediately due and payable; however, upon the occurrence of an event of default under d, e, f, or g, all principal and interest shall automatically become immediately due and payable.

7.    ADDITIONAL AGREEMENTS OF DEBTOR.    If any amounts owing under this note are not paid when due, Debtor promises to pay all costs and expenses, including reasonable attorneys' fees (including the allocated costs of Bank's in-house counsel and legal staff) incurred by Bank in the negotiation, documentation and modification of this note and all related documents and in the collection or enforcement of any amount outstanding hereunder. Debtor and any Obligor, for the maximum period of time and the full extent permitted by law, (a) waive diligence, presentment, demand, notice of nonpayment, protest, notice of protest, and notice of every kind; (b) waive the right to assert the defense of any statute of limitations to any debt or obligation hereunder; and (c) consent to renewals and extensions of time for the payment of any amounts due under this note. If this note is signed by more than one party, the term "Debtor" includes each of the undersigned and any successors in interest thereof; all of whose liability shall be joint and several. Any married person who signs this note agrees that recourse may be had against the separate property of that person for any obligations hereunder. The receipt of any check or other item of payment by Bank, at its option, shall not be considered a payment on account until such check or other item of payment is honored when presented for payment at the drawee bank. Bank may delay the credit of such payment based upon Bank's schedule of funds availability, and interest under this note shall accrue until the funds are deemed collected. In any action brought under or arising out of this note, Debtor and any Obligor, including their successors and assigns, hereby consent to the jurisdiction of any competent court within the State of California, as provided in any alternative dispute resolution agreement executed between Debtor and Bank, and consent to service of process by any means authorized by said state's law. The term "Bank" includes, without limitation, any holder of this note. This note shall be construed in accordance with and governed by the laws of the State of California. This note hereby incorporates any

2

alternative dispute resolution agreement previously, concurrently or hereafter executed between Debtor and Bank.

8.    DEFINITIONS.    As used herein, the following terms shall have the meanings respectively set forth below: "Business Day" means a day on which Bank is open for business for the funding of corporate loans. "Reference Rate" means the rate announced by Bank from time to time at its corporate headquarters as its Reference Rate. The Reference Rate is an index rate determined by Bank from time to time as a means of pricing certain extensions of credit and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by Bank at any given time.

9.    SUPERSESSION OF PRIOR NOTE.    This note supersedes and replaces that certain Commercial Promissory Note (Base Rate) in a principal amount not to exceed $22,421,500.00, dated December 1, 2008, executed by Debtor to the order of Bank.

DEBTOR:

Crocs, Inc., a Delaware corporation

By:	/s/ RUSS HAMMER

Title:	CFO

3

QuickLinks

  Exhibit 10.40
RECITALS
INTELLECTUAL PROPERTY SECURITY AGREEMENT
RECITALS
EXHIBIT A
EXHIBIT B